UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

SOLLENSYS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-174581	80-0651816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2475 Palm Bay Rd NE, Suite 120
Palm Bay, FL 32905
(Address of principal executive offices)

(866) 438-7657
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the amendments to the Articles of Incorporation and the Company’s Series A Preferred Stock as contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Withdrawal of Prior Reverse Split; Amendment of Authorized Shares and Amendment of Series A Preferred Stock

As reported in the Form 8-K filed by Sollensys Corp. (the “Company”) on August 14, 2020, on August 12, 2020 the Company filed with the Secretary of State of Nevada a Certificate of Change to its Articles of Incorporation (the “Amendment”) to effect a 1-for-12 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”). Pursuant to the Amendment, effective as of September 18, 2020, every twelve (12) shares of the issued and outstanding Common Stock were to be converted into one share of Common Stock, without any change in the par value per share. The Reverse Split would not be effective, however, until the Financial Industry Regulatory Authority (“FINRA”) completed its review of the Reverse Split and approved the completion of the Reverse Split. The Company has received notification from FINRA that FINRA has not approved the Reverse Split, due to certain information not being available with respect to a certain holder of the Company’s Common Stock which had acquired shares of Common Stock in 2012.

Also as previously reported by the Company, the Company has designated certain shares of its preferred stock as Series A Preferred Stock of the Company (the “Series A Stock”), of which 19,000,000 shares were previously owned by Custodian Ventures, LLC (“Custodian”). All of the shares of Series A Stock were acquired from Custodian by Eagle Lake Laboratories, Inc. (“Eagle Lake”) on August 5, 2020, as reported in the Company’s Form 8-K filed on August 11, 2020, the description of which contained therein is incorporated herein by reference.

Among other rights, the holders of Series A Stock had the right to convert each share of Series A Stock into 50 shares of Common Stock, and such conversion ratio did not adjust in the event of a reverse split of the Common Stock. Therefore, had the Reverse Split as discussed above been completed, and the Series A Stock had then been converted to Common Stock, Eagle Lake would have held approximately 95.8% of the Common Stock.

As the Reverse Split was not approved by FINRA, the Company has undertaken, and is in the process of completing, certain actions to restructure the authorized and the issued and outstanding shares of the Company such that the reasons for FINRA’s rejection of the Reverse Split will be addressed and the Company’s authorized and issued capitalization may be revised to be more conducive to the Company’s ongoing operations. These actions, as described below, are expected to result in Eagle Lake holding the same proportion of the Common Stock had the Reverse Split been approved and completed, and then Eagle Lake had converted its Series A Stock into Common Stock of the Company.

In furtherance of the above, on October 8, 2020, the Company filed a Certificate of Correction with the Secretary of State of the State of Nevada. The Certificate of Correction had the effect of nullifying the Reverse Split, due to the fact that FINRA had not approved the Reverse Split. The foregoing description of the Certificate of Correction is qualified in its entirety by reference to the complete terms and conditions of the Certificate of Correction, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

On October 9, 2020, and following the effectiveness of the Certificate of Correction, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada (the “Certificate of Amendment”) to amend the Articles of Incorporation of the Company to increase the authorized shares of Common Stock to 12,000,000,000 shares of Common Stock (the “Authorized Shares Increase”). The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the complete terms and conditions of the Certificate of Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Also on October 9, 2020, following the effectiveness of the Certificate of Correction, the Company amended and restated the Certificate of Designations of the Series A Stock in its entirety, by the filing of a Certificate, Amendment or Withdrawal of Designation for the Series A Stock (the “Series A Amendment”) with the Secretary of State of the State of Nevada. The Series A Amendment had the effect of modifying the conversion rights of the Series A Stock such that each share of Series A Stock is convertible into 600 shares of Common Stock, which would result in the Series A Stock converting into the same percentage of the Common Stock had the Reverse Split been completed and then the Series A Stock converted. The Series A Amendment also removed the liquidation preference for the Series A Stock which had been included in the prior Certificate of Designations for the Series A Stock, and made certain other changes to the terms and conditions therein.

The foregoing description of the Series A Amendment is qualified in its entirety by reference to the complete terms and conditions of the Series A Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.3 and is incorporated by reference into this Item 5.03.

At a later date, Eagle Lake intends to convert its 19,000,000 shares of Series A Stock into shares of Common Stock, which will result in the issuance to Eagle Lake of 11,400,000,000 shares of Common Stock and result in Eagle Lake holding approximately 95.8% of the Company’s issued and outstanding Common Stock. Further, the Company intends to effect a 1-for-120 reverse stock split (the “New Reverse Split”) of the Company’s issued and outstanding Common Stock, and to also reduce its authorized shares of Common Stock from 12,000,000,000 shares to 300,000,000 shares following the New Reverse Split.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On October 6, 2020, Eagle Lake, as the holder of 19,000,000 shares of Series A Stock, representing 65.4% of the voting power of the Company, acting by written consent, approved the Certificate of Correction, the Authorized Shares Increase and the Authorized Shares Amendment.

On October 6, 2020, Eagle Lake, as the sole holder of the Series A Stock, representing 100% of the voting power of the Series A Stock, approved the Series A Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Correction of the Company filed with the Secretary of State of Nevada on October 8, 2020
3.2	Certificate of Amendment of the Company filed with the Secretary of State of Nevada on October 8, 2020
3.3	Certificate of Designations of the Company filed with the Secretary of State of Nevada on October 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLLENSYS CORP.

Dated: October 13, 2020	By:	/s/ Donald Beavers
Donald Beavers Chief Executive Officer